UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2005

CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 17, 2005, CNL Hotels & Resorts, Inc. (the “Company”), through various wholly-owned subsidiaries, completed its previously announced sale of 30 non-strategic hotel properties to Ashford Hospitality Limited Partnership, a Delaware limited partnership (“Ashford”) and an affiliate of Ashford Hospitality Trust, Inc. (NYS:AHT). The properties were sold for $465 million in cash, with a total net gain of approximately $37 million after closing and related transaction expenses. Upon closing, approximately $424 million of the proceeds was used to repay previously existing long-term debt.  The sale was completed pursuant to the terms of the Agreement of Purchase and Sale, dated April 26, 2005, between various wholly-owned subsidiaries of the Company and Ashford (the “Agreement”).

The Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 27, 2005 and is incorporated herein by reference. A copy of the Company’s press release announcing the completion of the sale is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than September 2, 2005.

(c) Exhibits.

99.1 Press Release dated June 17, 2005. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: June 23, 2005	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated June 17, 2005 (Filed herewith).